Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

P3 Health Partners Inc. (the “Company”, f/k/a/ Foresight Acquisition Corp. (“Foresight”), is providing the following unaudited pro forma condensed combined financial information that presents the combination of the financial information of P3 Health Group Holdings, LLC (“P3”) and its subsidiaries and Foresight, adjusted to give effect to the consummation of the transactions pursuant to the Merger Agreement and the Transaction and Combination Agreement (the “Business Combinations”) on December 3, 2021 (“Closing”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of P3 and the historical balance sheet of Foresight on a pro forma basis as if the Business Combinations and the private placement subscription agreements (“PIPE”) had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 combine the historical results of operations of P3 and historical statements of operations of Foresight for such periods on a pro forma basis as if the Business Combinations and the PIPE had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been prepared from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the historical audited consolidated financial statements of P3 as of and for the year ended December 31, 2020 and the related notes, contained in the definitive proxy statement filed by Foresight with the Securities and Exchange Commission (the “SEC”) on October 28, 2021 (the “Proxy Statement”);

•	the historical audited financial statements of Foresight for the period from August 20, 2020 (inception) to December 31, 2020 and the related notes, contained in the Proxy Statement;

•	the historical unaudited condensed financial statements of P3 as of and for the nine months ended September 30, 2021 and the related notes, filed as Exhibit 99.2 to the Current Report on Form 8-K dated December 9, 2021;

•	the historical unaudited condensed financial statements of Foresight as of and for the nine months ended September 30, 2021 and the related notes, contained in the quarterly report on Form 10-Q/A filed by Foresight with the SEC on November 29, 2021; and

•	other information relating to P3 and Foresight contained in the Proxy Statement, including the Merger Agreement, the Transaction and Combination Agreement and the description of certain terms thereof described in the Current Report on Form 8-K dated December 9, 2021.

Pursuant to the existing amended and restated certificate of incorporation, Foresight provided its public stockholders with the opportunity to redeem their shares of Class A Common Stock prior to the consummation of the Business Combinations at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of December 1, 2021, two business days prior to the consummation of the Business Combinations, including interest (which interest is net of taxes payable), divided by the number of the then outstanding public shares, subject to the limitations described in the Proxy Statement. Public stockholders redeemed an aggregate of 27,887,684 shares of Class A Common Stock for $278,891,951.

The organizational structure following the completion of the Business Combinations is commonly referred to as an umbrella partnership-C Corporation (or “UP-C”) structure, which is often used by partnerships and limited liability companies when they undertake an initial public offering either directly or through a business combination with a special purpose acquisition company. This organizational structure allowed the P3 Equityholders other than the Blocker Sellers (the “Non-Blocker P3 Equityholders”) to retain equity ownership in P3 LLC, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of P3 LLC Common Units and to continue to realize tax benefits associated with owner interest in an entity that is treated as a partnership, or “flow-through” entity, for U.S federal income tax purposes following the Business Combinations. The Non-Blocker P3 Equityholders have the right to redeem P3 LLC Common Units (together with the cancellation of an equal number of shares of voting, Class V Common Stock) for Class A Common Stock or at the Company’s option, an amount of cash equal to the fair market value of the shares of Class A Common Stock. In addition, the Company, the Blocker Sellers, and the Non-Blocker P3 Equityholders are party to a Tax Receivable Agreement. The Foresight Public Shareholders hold Class A Common Stock. The parties agreed to structure the Business Combinations in this manner for tax and other business purposes, and we do not believe that our organizational structure gives rise to any significant business or strategic benefit or detriment. See the section entitled “Risk Factors—Risks Related to Foresight and the Business Combinations” and “Risk Factors—Risks Related to the Tax Receivable Agreement” in the Proxy Statement for additional information regarding the risks associated with the organizational structure following the Business Combinations, including the Tax Receivable Agreement.

The unaudited pro forma condensed combined financial information was prepared in accordance with the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) on the basis of Foresight as the accounting acquirer and P3 LLC as the accounting acquiree – see Note 3. Under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combinations and the PIPE taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

	Historical
	Foresight Acquisition Corp.	P3 Health Group Holdings LLC	Transaction Accounting Adjustments	Notes	Pro Forma Combined Balance
ASSETS
Current Assets:
Cash	$97,290	$4,336,565	$180,170,623	4[A]	$184,604,478
Restricted Cash	-	346,299	-		346,299
Health Plan Settlement Receivables	-	45,847,310	-		45,847,310
Clinic Fees and Insurance Receivables, Net	-	423,885	-		423,885
Other Receivables	-	343,583	-		343,583
Prepaid Expenses and Other Current Assets	255,960	2,525,356	-		2,781,316
Total Current Assets	353,250	53,822,998	180,170,623		234,346,871
Long-Term Assets
Property, Plant and Equipment, Net	-	7,921,914	-		7,921,914
Goodwill	-	5,885,628	1,091,646,240	4[D]	1,097,531,868
Intangibles Assets, Net	-	-	873,500,000	4[E]	873,500,000
Notes Receivable, Net	-	3,684,199	-		3,684,199
Right of Use Asset	-	7,190,501	-		7,190,501
Cash Held in Trust Account	316,264,504	-	(316,264,504)	4[B]	-
Total Long-Term Assets	316,264,504	24,682,242	1,648,881,736		1,989,828,482
Total Assets	$316,617,754	$78,505,240	$1,829,052,359		$2,224,175,353
LIABILITIES AND STOCKHOLDERS'/MEMBERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable and Accrued Expenses	390,352	15,399,853	(483,314)	4[F]	15,306,891
Accrued Payroll	-	2,160,497	-		2,160,497
Health Plans Settlements Payable	-	13,259,118	-		13,259,118
Claims Payable	-	75,108,251	-		75,108,251
Premium Deficiency Reserve	-	4,600,000	-		4,600,000
Accrued Interest	-	8,004,450	-		8,004,450
Current Portion of Long-Term Debt	-	68,873	-		68,873
Total Current Liabilities:	390,352	118,601,042	(483,314)		118,508,080
Long-Term Liabilities:
Lease Liability	-	6,475,923	-		6,475,923
Liability for Warrants	10,216,242	18,379,870	(18,379,870)	4[C]	10,216,242
Long-Term Debt	-	59,358,375	-		59,358,375
Total Long-Term Liabilities	10,216,242	84,214,168	(18,379,870)		76,050,540
Total Liabilities	10,606,594	202,815,210	(18,863,184)		194,558,620
Class D Units Subject to Possible Redemption	-	54,936,716	(54,936,716)	4[H]	-
Class A Common Stock Subject to Possible Redemption	316,250,000	-	(316,250,000)	4[H]	-
Stockholders’/Members’ Equity (Deficit):					-
Contributed Capital	-	41,764,270	(41,764,270)	4[H]	-
Series A Preferred Returns	-	6,594,660	(6,594,660)	4[H]	-
Accumulated Equity-Based Compensation	-	2,747,960	(2,747,960)	4[H]	-
Redemption of Profits Interests	-	(180,000)	180,000	4[H]	-
Retained Loss from Controlling Interests	-	(203,942,517)	203,942,517	4[H]	-
Class A Common Stock, $0.0001 par value	83	-	4,075	4[H]	4,158
Class B Common Stock, $0.0001 par value	791	-	(791)	4[H]	-
Class V Common Stock, $0.0001 par value	-	-	19,655	4[H]	19,655
Additional Paid in Capital	-	-	310,157,030	4[H]	310,157,030
Accumulated Deficit	(10,239,714)	-	(14,520,704)	4[H]	(24,760,418)
Stockholders’/Members’ Equity (Deficit):	(10,238,840)	(153,015,627)	448,674,892		285,420,425
Noncontrolling Interests	-	(26,231,059)	1,770,427,367	4[G]	1,744,196,308
Total Stockholders’/Members’ Equity (Deficit):	(10,238,840)	(179,246,686)	2,219,102,259		2,029,616,733
Total Liabilities and Stockholders’/Members’ Equity (Deficit):	$316,617,754	$78,505,240	$1,829,052,359		$2,224,175,353

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2021

(In dollars, except share amounts)

	Historical
	Foresight Acquisition Corp.	P3 Health Group Holdings LLC	Transaction Accounting Adjustments	Notes	Pro Forma Combined Balance
Operating Revenue
Capitated Revenue	$-	$447,137,121	$-		$447,137,121
Other Patient Service Revenue	-	12,366,111	-		$12,366,111
Total Operating Revenue	-	459,503,232	-		459,503,232
Operating Expenses:
Medical Expenses	-	459,233,085	-		459,233,085
Premium Deficiency Reserve	-	4,600,000	-		4,600,000
Corporate, General and Administrative Expenses	1,791,292	53,883,268	-		55,674,560
Sales and Marketing Expenses	-	1,118,160	-		1,118,160
Depreciation and Amortization	-	1,218,796	65,512,500	5[E]	66,731,296
Total Operating Expenses	1,791,292	520,053,309	65,512,500		587,357,101
Operating Loss	(1,791,292)	(60,550,077)	(65,512,500)		(127,853,869)
Non-Operating Income (Expenses):
Interest Income (Expense), Net	14,528	(13,130,628)	-		(13,116,100)
Change in Fair Value of Warrant Liability	922,550	(12,063,265)	12,063,265	5[D]	922,550
Total Non-Operating Income (Expenses)	937,078	(25,193,893)	12,063,265		(12,193,550)
Net Loss	(854,214)	(85,743,970)	(53,449,235)		(140,047,419)
Net Loss Attributable to Noncontrolling Interest	-	(8,043,678)	(108,250,285)	5[C]	(116,293,963)
Net Income (Loss) Attributable to Controlling Interest	$(854,214)	$(77,700,292)	$54,801,050		$(23,753,456)
Loss Per Share/Unit (See Note 6):
Class A Common Stock – Basic and Diluted	$(0.02)	-	-		$(0.57)
Class B Common Stock – Basic and Diluted	$(0.02)	-	-		-
Member Units – Basic and Diluted	-	$(1.14)	-		-
Weighted Average Common Shares/Units Outstanding (See Note 6):
Class A Common Stock – Basic and Diluted	27,345,147	-	-		41,578,890
Class B Common Stock – Basic and Diluted	7,743,819	-	-		-
Member Units – Basic and Diluted	-	68,159,532	-		-

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2020

(In dollars, except share amounts)

	Historical
	Foresight Acquisition Corp.	P3 Health Group Holdings LLC	Transaction Accounting Adjustments	Notes	Pro Forma Combined Balance
Operating Revenue
Capitated Revenue	$-	$471,551,241	$-		$471,551,241
Other Patient Service Revenue	-	13,990,050	-		13,990,050
Total Operating Revenue	-	485,541,291	-		485,541,291
Operating Expenses:
Medical Expenses	-	485,513,143	-		485,513,143
Premium Deficiency Reserve	-	(20,539,364)	-		(20,539,364)
Corporate, General and Administrative Expenses	2,286	53,390,338	2,094,386	5[A]	55,487,010
Sales and Marketing Expenses	-	1,502,634	-		1,502,634
Depreciation and Amortization	-	795,172	87,350,000	5[E]	88,145,172
Transaction Expenses	-	-	33,623,442	5[B]	33,623,442
Total Operating Expenses	2,286	520,661,923	123,067,828		643,732,037
Operating Loss	(2,286)	(35,120,632)	(123,067,828)		(158,190,746)
Non-Operating Income (Expenses):
Interest Expense, Net	-	(9,970,260)	-		(9,970,260)
Other	-	(290,684)	-		(290,684)
Total Non-Operating Income (Expenses)	-	(10,260,944)	-		(10,260,944)
Net Loss	(2,286)	(45,381,576)	(123,067,828)		(168,451,690)
Net Loss Attributable to Noncontrolling Interest	-	(4,307,071)	(123,497,082)	5[C]	(127,804,153)
Net Income (Loss) Attributable to Controlling Interest	$(2,286)	$(41,074,505)	$429,254		$(40,647,537)

Loss Per Share/Unit (See Note 6):
Class A Common Stock – Basic and Diluted	-	-	-		$(0.98)
Class B Common Stock – Basic and Diluted	$(0.00)	-	-		-
Member Units – Basic and Diluted	-	$(0.62)	-		-
Weighted Average Common Shares/Units Outstanding (See Note 6):
Class A Common Stock – Basic and Diluted	-	-	-		41,578,890
Class B Common Stock – Basic and Diluted	6,875,000	-	-		-
Member Units – Basic and Diluted	-	65,833,962	-		-

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Business Combinations

On December 3, 2021, (i) the Company, P3, and P3 LLC consummated the Merger Agreement and (ii) the Company, the Merger Corps, the Blockers, Splitter, and the Blocker Sellers consummated the Transaction and Combination Agreement pursuant to which, among other things, P3 merged with and into P3 LLC, with P3 LLC as the surviving entity, and the Merger Corps merged with and into the Blockers, with the Blockers as the surviving entities and wholly owned subsidiaries of the Company, which subsequently merged with and into the Company, with the Company as the surviving entity. Through the foregoing mergers, immediately after the Closing, the Company and P3 were organized in an “Up-C” structure in which all of the P3 operating subsidiaries are held directly or indirectly by P3 LLC and the Company acquired approximately 17.1% of the economic interests of P3 LLC (which is the entity into which P3 merged in to pursuant to the P3 Merger) and became the sole managing member of P3 LLC.

The Business Combinations include various transactions, including:

•	pursuant to the Transaction and Combination Agreement, a restructuring transaction involving liquidating distributions by a member of P3 of such member’s equity interests in P3 to such member’s equity holders, including the two Blockers;

•	pursuant to the Merger Agreement, the Foresight Contribution to P3 LLC of the amount in the Trust Account and the net proceeds from the PIPE that was consummated concurrently with the Closing (after taking into account redemptions of 27,887,684 shares of Class A Common Stock for $278,891,951, and other than cash used to pay closing cash consideration in connection with the acquisition by Foresight of the two Blockers pursuant to the Transaction and Combination Agreement), in exchange for equity interests in P3 LLC;

•	pursuant to the Merger Agreement, following the Foresight Contribution, the P3 Merger, resulting in the Company becoming a minority equity holder and sole managing member of P3 LLC and the P3 Equityholders receiving a mix of P3 LLC Units and cash;

•	in connection with the Merger Agreement, following the P3 Merger, the acquisition by the Non-Blocker P3 Equityholders of newly issued shares of Class V Common Stock in the P3 Equityholders Subscription; and

•	pursuant to the Transaction and Combination Agreement, the merger of each of the two Blockers with wholly owned subsidiaries of the Company, which was subsequently merged with and into the Company, with the Company as the surviving entity, and each Blocker seller receiving a mix of cash and Class A Common Stock.

On October 4, 2021, all then-outstanding shares of Class B Common Stock of Foresight were converted into shares of Class A Common Stock on a one-for-one basis. The Class B Common Stock is no longer outstanding and has ceased to exist, and each holder of Class B Common Stock thereafter ceased to have any rights with respect to such shares of Class B Common Stock.

Pursuant to a letter agreement between P3 and the holders of the P3 Warrants, each P3 Warrant that was outstanding immediately prior to Closing was deemed to be exercised on a cashless basis immediately prior to the Closing of the P3 Merger and the holders thereof were considered a P3 Equityholder and entitled to a portion of the P3 Merger Consideration at the closing of the P3 Merger.

The Company currently has outstanding public warrants to purchase 10,541,667 shares of Class A Common Stock (“Public Warrants”) and Private Placement Warrants to purchase 277,500 shares of Class A Common Stock. These Public Warrants and Private Placement Warrants will become exercisable on February 12, 2022.

At Closing, certain P3 Equityholders entered into a Tax Receivable Agreement with the Company and P3 LLC with respect to tax benefits realized as a result of increases in the Company’s proportionate share of the tax basis in P3 LLC’s assets resulting from the Business Combinations and any future redemptions or exchange of P3 LLC Units by a P3 Equityholder for Class A Common Stock or cash. The Company may recognize an estimated liability under the Tax Receivable Agreement of approximately $444.6 million of future cash payments if all P3 Equityholders exchange or redeem for cash assuming (a) the generation of sufficient future taxable income, (b) a trading price of $10.00 per share of Class A Common Stock at the time of the exchanges, (c) a constant corporate combined U.S. federal and state income tax rate of 24.14% and (d) no material changes in tax law.

Immediately following the consummation of the Business Combinations, the P3 Equityholders (including the Blocker Sellers) own approximately 86.5% of the voting Common Stock of the Company. Upon the consummation of the Business Combinations, the Blocker Sellers received shares of Class A Common Stock. Pursuant to the Transaction and Combination Agreement, the Blocker Sellers received a number of shares of Class A Common Stock based on the number of P3 LLC Units that the Blockers would have received in the P3 Merger.

The following table summarizes the pro forma capitalization by shares outstanding at Closing of the Business Combinations (whether Class A Common Stock or Class V Common Stock). At Closing, Non-Blocker P3 Equityholders hold Class V Common Stock, which possess voting rights and can be redeemed in the future for shares of Class A Common Stock. The percentages below represent pro forma voting percentages held by each class of equity holder:

	Shares	Voting %
Non-Blocker P3 Equityholders (1)	202,024,923	82.9%
Blocker Sellers (2)	8,732,517	3.6%
Public Stockholders	3,737,316	1.5%
Sponsors	8,738,750	3.6%
Subscribers	20,370,307	8.4%
Total (3)	243,603,813	100.0%

(1)	Non-Blocker P3 Equityholders shares include 5,471,400 restricted shares subject to post-Closing vesting and include 17,923,782 shares held in escrow in connection with the disputes with Hudson Vegas Investment SPV, LLC (“Hudson”).

(2)	Blocker Sellers shares include 723,291 shares held in escrow in connection with the disputes with Hudson.

(3)	Excluded from the total is the dilutive impact of 10,541,667 Public Warrants and 277,500 Private Placement Warrants exercisable at $11.50 per share.

Subsequent to the consummation of the Business Combinations, the board of directors of the Company is comprised of nine members, of which Foresight appointed two members, P3 appointed six members, and a new member was selected independently. The Company is the sole managing member of P3 LLC.

Concurrently with the Closing of the Business Combinations, the Company consummated the Subscription Agreements with the Subscribers, pursuant to which the Subscribers purchased an aggregate of 20,370,307 shares of Class A Common Stock in a private placement transaction at a price of $10.00 per share for an aggregate commitment of $203.7 million, less related transaction expenses.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (the “Transaction Accounting Adjustments”). The selected unaudited pro forma condensed combined financial information presents the Transaction Accounting Adjustments. The Transaction Accounting Adjustments in the selected unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Company following the consummation of the Business Combinations and the PIPE.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combinations as if they had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 gives pro forma effect to the Business Combinations as if they had been consummated on January 1, 2020.

The pro forma adjustments reflecting the consummation of the Business Combinations, which occurred on December 3, 2021, are based on certain currently available information and certain significant estimates and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combinations based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combinations taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of P3 and Foresight included in the Proxy Statement and included or incorporated by reference elsewhere in the Current Report on Form 8-K dated December 9, 2021.

3.	Accounting for the Business Combinations

The Business Combinations represent a forward merger and is accounted for using the acquisition method of accounting in accordance with GAAP. Under this method of accounting, P3 is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that:

•	The Company is the sole managing member of P3 LLC subsequent to the consummation of the Business Combinations, and the managing member conducts, directs and exercises full control over all activities of P3 LLC. The non-managing members of P3 LLC do not have substantive kick-out or participating rights.

•	No one predecessor stakeholder of P3 had a controlling interest in P3 before or has a controlling interest in the combined company after, the Business Combinations. The Business Combinations are not transactions between entities under common control.

These factors support the conclusion that the Company acquired a controlling interest in P3 LLC and is the accounting acquirer. For accounting purposes, the accounting acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). If the acquiree is a variable interest entity, the primary beneficiary would be the accounting acquirer. The Company is the primary beneficiary of P3 LLC, which is a variable interest entity, since it has the power to direct the activities of P3 LLC that most significantly impact P3 LLC’s economic performance through its role as the sole managing member. Therefore, the Company is the accounting acquirer of P3 LLC and the Business Combinations should be accounted for using the acquisition method.

Under the acquisition method of accounting, Foresight’s assets and liabilities are recorded at carrying value and the assets and liabilities associated with P3 are recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, is recorded as goodwill. The acquisition method of accounting is based on ASC Topic 805, Business Combinations (“ASC 805”) and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired, and liabilities assumed be recognized at their fair values as of the acquisition date by the accounting acquirer, which was determined to be Foresight.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

In the Business Combinations, P3, which represents substantially all of the economic activity of the Company, merged into P3 LLC, which is a wholly owned subsidiary of the Company. Since the Company is the sole managing member of P3 LLC following the Business Combinations, the P3 LLC Units held by P3 Equityholders are classified as Noncontrolling Interests in the Company’s financial statements for financial reporting purposes. An allocation of net income (representing net income in the percentage of ownership of P3 LLC not controlled by the Company, including the consolidated results of certain Variable Interest Entities) will be attributed to the Noncontrolling Interests in the Company’s statement of operations.

The combined two companies, P3 and Foresight, have provided for a valuation allowance on federal and state deferred tax assets. A valuation allowance is recognized if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax asset will not be realized. Management must analyze all available positive and negative evidence regarding realization of the deferred tax assets and make an assessment of the likelihood of sufficient future taxable income. The deferred tax assets were not deemed realizable based upon the weight of objectively verifiable negative evidence in the form of cumulative losses over a historical three-year period. As a result, there is no income tax provision recognized in the unaudited condensed combined pro forma financial information.

Upon the completion of the Business Combinations, the Company entered into a Tax Receivable Agreement with certain of the P3 Equityholders and P3 LLC. The Tax Receivable Agreement provides for the payment to the P3 Equityholders of 85% of the income tax benefits, if any, that are actually realized. At the completion of the Business Combinations, the Company did not record a Tax Receivable Agreement liability related to the tax savings it would realize from the utilization of such deferred tax assets after concluding it is not probable that such a liability would be paid based on its estimates of future taxable income, consistent with the Company’s conclusion that it is not more-likely-than-not to realize its deferred tax assets.

Preliminary Purchase Accounting

The pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet are preliminary. The adjustment amounts are estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of September 30, 2021. These adjustments have been prepared to illustrate the estimated effect of the Business Combinations. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the preliminary purchase price allocation and related adjustments are subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

The following tables summarizes the preliminary allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed of P3:

Purchase Price Allocation	As of September 30, 2021
Equity Consideration	$77,492,356
Fair Value of Noncontrolling Interest Consideration	1,744,215,963
Cash Consideration	18,405,083
Payment of P3 Transaction Costs	19,586,052
Total Purchase Consideration	$1,859,699,454
Cash	$4,336,565
Restricted Cash	346,299
Health Plan Settlement Receivables	45,847,310
Clinic Fees and Insurance Receivables, Net	423,885
Other Receivables	343,583
Prepaid Expenses and Other Current Assets	2,525,356
Property, Plant and Equipment, Net	7,921,914
Intangible Assets, Net	873,500,000
Goodwill	1,097,531,868
Notes Receivable, Net	3,684,199
Right of Use Asset	7,190,501
Accounts Payable and Accrued Expenses	(14,916,539)
Accrued Payroll	(2,160,497)
Health Plans Settlements Payable	(13,259,118)
Claims Payable	(75,108,251)
Premium Deficiency Reserve	(4,600,000)
Accrued Interest	(8,004,450)
Current Portion of Long-Term Debt	(68,873)
Lease Liability	(6,475,923)
Long-Term Debt	(59,358,375)
Net Assets Acquired	$1,859,699,454

4.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

P3 and Foresight have not had any historical relationship prior to the Business Combinations. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

[A] Below is a table that represents the pro forma adjustments to cash as it relates to the Business Combinations:

As of September 30, 2021
PIPE Investment Proceeds (1)	$195,309,909
Reclass of Foresight Cash Held in Trust Account	316,264,504
P3 Transaction Fees and Expenses (2)	(19,586,052)
Foresight Transaction Fees and Expenses (3)	(14,520,704)
Public Shareholder Redemptions	(278,891,951)
Cash to Existing P3 Owners	(18,405,083)
Pro Forma Adjustment to Cash	$180,170,623

(1)	Reflects the proceeds from 20,370,307 PIPE shares issued at $10.00 per share to the PIPE investors in connection with the Business Combinations, net of fees of $8,393,161 associated with the PIPE investment.

(2)	Reflects the payment of non-recurring direct and incremental transaction costs incurred by P3 in connection with the Business Combinations.

(3)	Reflects the payment of non-recurring direct and incremental transaction costs incurred by Foresight in connection with the Business Combinations that are recorded as increases to accumulated deficit

[B] Represents the reclassification of $316,264,504 of cash and securities held in the Foresight trust account to liquidate these investments and make funds available for redemptions in connection with the Business Combinations, with any remaining funds being available for general use by the Company.

[C] Represents the removal of the warrant liability for outstanding P3 Class D warrants that were net settled in connection with the Business Combinations representing Class V Common Stock and noncontrolling interests post-Closing.

[D] Represents the adjustment to record goodwill from the preliminary purchase price allocation resulting from the Business Combinations and remove carrying value of the historical balance:

As of September 30, 2021
Remove Carrying Value of Historical Balance	$(5,885,628)
Goodwill Recorded at Acquisition	1,097,531,868
Pro Forma Adjustments	$1,091,646,240

[E]	Represents the adjustment to record the fair value of identifiable intangible assets of $873,500,000 from the preliminary purchase price allocation resulting from the Business Combinations. The identified intangible assets consist of the following:

	Weighted Average Useful Life (Years)	Fair Value
Trademark	10	$70,000,000
Customer Contracts	10	800,000,000
Provider Network Agreements	10	3,500,000
Total		$873,500,000

[F]	Represents the pro forma adjustment to record the payment at Closing of $483,314 of transaction related costs incurred by P3 and recorded in accounts payable and accrued expenses as of September 30, 2021.

[G]	Represents the pro forma adjustment to record the Non-Blocker P3 Equityholders’ noncontrolling interest in P3 LLC Common Units of $1,744,215,963 or 82.5% less the par value of the associated Class V Common Stock of $19,655. The P3 LLC Common Units are redeemable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) for Class A Common Stock on a 1-for-1 basis. The Company will control the settlement alternative of the P3 LLC Units and the actions or events necessary to issue the maximum number of shares of Class A Common Stock that could be required to be delivered under share settlement of the contract. As settlement is determined by a majority of the disinterested board members, the Non-Blocker P3 Equityholders, do not directly or indirectly control the election of the settlement alternative, and the noncontrolling interest has therefore been classified in permanent equity.

[H]	The following table summarizes the pro forma adjustments impacting equity and temporary equity as of September 30, 2021:

	Adjustments to historical equity (1)	New equity structure (2)	Other items (3)	Pro forma adjustments
Foresight Class A Redeemable Common Stock	$-	$(316,250,000)	$-	$(316,250,000)
P3 Class D Redeemable Units	(54,936,716)	-	-	(54,936,716)
Stockholders’/Members’ Equity (Deficit):
Class A Common Stock	791	3,284	-	4,075
Class B Common Stock	(791)	-	-	(791)
Class V Common Stock	-	19,655	-	19,655
Additional Paid in Capital	-	318,550,191	(8,393,161)	310,157,030
P3 Contributed Capital	(41,764,270)	-	-	(41,764,270)
P3 Series A Unit Preferred Return	(6,594,660)	-	-	(6,564,660)
P3 Accumulated Equity Based Compensation	(2,747,960)	-	-	(2,747,960)
P3 Redemption Profits Interests	180,000	-	-	180,000
P3 Retained Loss from Controlling Interests	203,942,517	-	-	203,942,517
Accumulated Deficit	-	-	(14,520,704)	(14,520,704)

(1)	To remove historical equity balances and temporary equity balances of P3, as well as the conversion of Foresight Founder Shares, from Class B Common Stock to Class A Common Stock.

(2)	Includes the fair value of Class A Common Stock consideration payable in the Business Combinations of $77,491,483 to the Blocker Sellers, the PIPE investment of $203,703,070, the conversion of Class A Common Stock from temporary to permanent equity of $316,250,000 each of which results in a corresponding aggregated adjustment to additional paid in capital and Class A Common Stock with respect to the shares that were not redeemed. In addition, this includes the par value of the Class V Common Stock voting only shares issued to Non-Blocker P3 Equityholders.

(3)	Represents the PIPE fees of $8,393,161 reducing additional paid in capital and the increase in accumulated deficit for the transaction costs of $14,520,704 incurred by Foresight that are non-recurring.

5. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021 and year ended December 31, 2020

Foresight and P3 did not have any historical relationship prior to the Business Combinations. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

[A] Represents acceleration of P3 stock-based compensation as a result of the Business Combinations of $2,094,386 recorded as if the Business Combinations occurred on January 1, 2020.

[B] Represents Foresight’s and P3’s non-recurring transaction related costs of $33,623,442 deemed to be direct and incremental costs of the Business Combinations as if it was consummated on January 1, 2020. Amount excludes fees associated with the PIPE investment of $8,393,161, which were netted against the PIPE proceeds within additional paid in capital as well as non-recurring transaction related costs of $919,463 and $413,739 of P3 and Foresight, respectively, that are included in the historical statements of operations for the nine months ended September 30, 2021.

[C] Represents the pro forma adjustment to record earnings attributable to noncontrolling interest in P3 LLC of 82.5%.

[D] Represents the adjustment to reflect the accounting for the change in fair value of the liability for outstanding P3 Class D warrants as if they had been redeemed as of January 1, 2020. This adjustment reverses the charge to earnings that had been recognized during the nine months ended September 30, 2021. There was no fair value adjustment charged to earnings during the year ended December 31, 2020.

[E] Represents adjustments to depreciation and amortization expense for the amortization of intangible assets recorded in connection with the Business Combinations. This pro forma adjustment has been proposed assuming the Business Combinations occurred on January 1, 2020. Amortization expense is computed on a straight-line basis over 10 years, which is based on the approximate weighted average useful life of P3’s customer contracts, and the period over which the Company anticipates value will be derived from the P3 trademark and P3’s provider network agreements. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma adjustment for amortization expenses recorded to depreciation and amortization:

	Weighted Average Useful Life (Years)	Fair Value	For the nine months ended September 30, 2021	For the twelve months ended December 31, 2020
Trademark	10	$70,000,000	$5,250,000	$7,000,000
Customer Contracts	10	800,000,000	60,000,000	80,000,000
Provider Network Agreements	10	3,500,000	262,500	350,000
Total		$873,500,000	$65,512,500	$87,350,000

6.	Pro Forma Earnings Per Share Information

As a result of the Business Combinations, the pro forma basic and diluted number of shares are reflective of 41,578,890 shares of Class A Common Stock outstanding.

Nine Months Ended September 30, 2021
Net Loss Attributable to Controlling Interest	$(23,753,456)
Weighted Average Shares Outstanding – Basic and Dilutive	41,578,890
Loss Per Share – Basic and Dilutive	$(0.57)

Year Ended December 31, 2020
Net Loss Attributable to Controlling Interest	$(40,647,537)
Weighted Average Shares Outstanding – Basic and Dilutive	41,578,890
Loss Per Share – Basic and Dilutive	$(0.98)

Earnings per share exclude warrants and contingently issuable shares that would be anti-dilutive to pro forma earnings per share, including (i) 10,541,667 redeemable Foresight Public Warrants issued by Foresight in its IPO, (ii) 277,500 Private Placement Warrants to purchase Class A Common Stock that were issued to the Sponsor as part of the Private Placement Units in a private placement concurrently with the IPO, (iii) Incentive Units subject to post-Closing vesting of 5,471,400, and (iv)  196,553,523 P3 LLC Common Units owned by the Non-Blocker P3 Equityholders that are redeemable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock.